EXHIBIT 4.5

                               SECOND AMENDMENT TO
                          VIRGINIA BANKERS ASSOCIATION

                   MASTER DEFINED CONTRIBUTION PLAN AND TRUST

                                  (June, 1996)

                           Basic Plan Document No. 03

        Pursuant to subparagraph 14.1(b) of the Plan, the Board of Directors of the Virginia Bankers Association Benefits Corporation hereby adopts the following amendments to the Basic Plan Document 03, effective January 1, 1997 or as otherwise expressly provided herein:

1. The following new subparagraph 1.15(e) is added to the Plan at the end of paragraph 1.15 of the Plan:

        1.15(e) Notwithstanding anything to the contrary in this paragraph, the family aggregation rules in this paragraph (providing for the aggregation of Highly Compensated Employees and Family Members for purposes of applying the Compensation Limit) shall cease to apply with respect to Plan Years beginning on or after January 1, 1997.

2. Paragraph 1.19 of the Plan is amended, effective for Plan Years beginning on or after January 1, 1998, to read as follows:

        1.19 "Earned Income": The net earnings from self-employment with the Employer, for which personal services of the individual is a material income producing factor. Net earnings shall be determined without regard to items not included in gross income and the deductions allocable to such items. For Plan Years beginning before January 1, 1998, net earnings shall be reduced by contributions by the Employer to a qualified plan to the extent deductible under
Section 404 of the Code and the extent not attributable to salary reduction or similar contributions under Section 401(k) of the Code. Net earnings shall be determined with regard to the deduction allowed to the taxpayer by Section 164(f) of the Code for taxable years beginning after December 31, 1989. For Plan Years (or Limitation Years, as applicable) beginning on or after January 1, 1998, net earnings shall not be reduced by employee elective salary reduction or similar deferral contributions otherwise excluded from compensation by reason of
Section 402(g)(3) or 457(b) of the Code (and elective deferrals or contributions under any other sections of the Code covered by Section 415(c)(3)(D) of the
Code).

3. Paragraph 1.26 of the Plan is amended to read as follows:

        1.26      "Highly Compensated Employee":

        1.26(a) For Plan Years beginning before January 1, 1997, an individual who is considered a "highly compensated employee" with respect to the Employer within the meaning of Section 414(q) of the Code; and, to the extent not inconsistent therewith, any Employee who is considered a Highly Compensated Active Employee or a Highly Compensated Former Employee for the Determination Year ending with or within such Plan Year, defined as follows:

                 (i) The term "Highly Compensated Active Employee" means, with respect to a Determination Year, an Employee who is an Active Employee during the Determination Year and who during the Determination Year or the Look-Back Year either:

                        (A) Was at any time a more than five  percent (5%) owner
                  of the Employer (as defined for purposes of determining Key Employees);

                        (B) Received Statutory Compensation in excess of $75,000
                  (as adjusted by the Adjustment Factor);

                        (C) Received Statutory Compensation in excess of $50,000
                  (as adjusted by the Adjustment Factor), and was a member of the twenty percent (20%) top-paid group of Employees; or

                        (D) Was one of the fifty (50) (or if less,  the  greater
                  of three (3) or ten percent (10%) of total Employees) officers of the Employer having the largest annual Statutory Compensation and having Statutory Compensation in excess of $45,000 (or fifty percent (50%) of any other amount, as adjusted by the Adjustment Factor, in effect under Section 415(b)(1)(A) of the Code), provided, however, that if no officers received Statutory Compensation for either such Plan Year in excess of such dollar amount, then the officer receiving the largest annual Statutory Compensation shall be a Highly Compensated Active Employee.

        Notwithstanding the foregoing, an Employee shall not be considered described in clauses (i)(B), (C) and (D) of this subparagraph for a Determination Year (although he may for a Look-Back Year) unless he also is one of the one hundred (100) Active Employees who receive the greatest Statutory Compensation for the Determination Year.

                (ii) The term "Highly Compensated Former Employee" means:

                        (A) With respect to a Determination Year, a Former Employee who has had a Separation Year prior to the Determination Year and who was a Highly Compensated Active Employee for either such Separation Year or any Determination Year ending on or after his attainment of the age of fifty-five (55).

                        (B) Notwithstanding the foregoing, an Employee shall not
                  be treated as a Highly Compensated Former Employee by reason of having a Deemed Separation Year after such Employee actually separates from service with the Employer if, after such Deemed Separation Year and before his Actual Separation Year, his services for the Employer and Statutory Compensation for a Determination Year increase significantly so that the Employee is treated as having a Deemed Resumption of Employment.

        1.26(b) For Plan Years beginning on or after January 1, 1997, an individual who is considered a "highly compensated employee" with respect to the Employer within the meaning of Section 414(q) of the Code; and, to the extent not inconsistent therewith, any Employee who is considered a Highly Compensated Active Employee or a Highly Compensated Former Employee for the Determination Year ending with or within such Plan Year, defined as follows:

                  (i) The term "Highly Compensated Active Employee" means, with respect to a Determination Year, an Employee who is an Active Employee during the Determination Year and who either:

                        (A) Was at any time a more than five  percent (5%) owner
                  of the Employer (as defined for purposes of determining Key Employees) for the Determination Year or the Look-Back Year, or

                        (B) Received Statutory Compensation in excess of $80,000
                  (as adjusted by the Adjustment Factor, but with the base period being the calendar quarter ending September 30, 1996) and, at the election (the "top-paid group election") of the Employer in accordance with Section 414(q) of the Code, was a member of the twenty percent (20%) top-paid group of Employees for the Look-Back Year.

        The Plan Sponsor hereby declines to make the top-paid group election.

                (ii) The term "Highly Compensated Former Employee" means:

                        (A) With respect to a Determination Year, a Former Employee who has had a Separation Year prior to the Determination Year and who was a Highly Compensated Active Employee for either such Separation Year or any Determination Year ending on or after his attainment of the age of fifty-five (55) (based on the rules under Section 414(q) in effect for the applicable Separation Year or Determination
                  Year).

                        (B) Notwithstanding the foregoing, an Employee shall not
                  be treated as a Highly Compensated Former Employee by reason of having a Deemed Separation Year after such Employee actually separates from service with the Employer if, after such Deemed Separation Year and before his Actual Separation Year, his services for the Employer and Statutory Compensation for a Determination Year increase significantly so that the Employee is treated as having a Deemed Resumption of Employment.

        1.26(c)     For purposes hereof:

                 (i) The term "Active Employee" means, with respect to a Determination Year, a current Employee who performs services for the Employer as an Employee at any time during the Determination Year.

                (ii) The term "Deemed Resumption of Employment" means an increase in both services performed for the Employer as an Employee and Statutory Compensation, based on the facts and circumstances, and at a minimum shall include an increase in Statutory Compensation to the extent that such increased Statutory Compensation would not result in a Deemed Separation Year.

               (iii) The term "Determination Year" means the Plan Year.

                (iv) The term "Former Employee" means, with respect to a Determination Year, a current or former Employee who performs no services for the Employer as an Employee during the Determination Year.

                 (v) The term "Look-Back Year" means:

                        (A) With respect to a Determination Year beginning before January 1, 1997, the year immediately preceding the Determination Year in question, provided, however, that if the Determination Year is the calendar year and the Administrator elects in accordance with Section 414(q) of the Code to determine the status of individuals as Highly Compensated Employees on the basis of a Look-Back Year and Determination Year which are the same year, then the Look-Back Year shall be the Determination Year.

                        (B) With respect to a Determination Year beginning on or
                  after January 1, 1997, (I) the year immediately preceding the Determination Year in question for purposes of determining more than five percent (5%) owners of the Employer and (II) the calendar year beginning immediately before the Determination Year in question for purposes of determining Employees who received Statutory Compensation in excess of $80,000 (as adjusted by the Adjustment Factor), provided, however, that for any Determination Year beginning in a calendar year beginning on or after January 1, 1998 and before January 1, 2000, the Look-Back Year shall be the year immediately preceding the Determination Year in question for all purposes unless the Employer elects to use the calendar year beginning immediately before the determination years beginning in such calendar year as the look-back year with respect to all determination years beginning in such calendar year for all of the retirement plans (which for this purpose are plans qualified under Section 401(a) or 403(a) of the Code or described in Section 403(b) or 408(k) of the Code) sponsored by the Employer, and provided, further, that for any Determination Year beginning in a calendar year beginning on or after January 1, 2000, the Look-Back Year shall be the year immediately preceding the Determination Year in question for all purposes unless the Employer elects to use the calendar year beginning immediately before the determination years beginning in such calendar year as the look-back year with respect to all determination years beginning in such calendar year for all of the retirement plans and nonretirement plans (which for this purpose are employee benefit arrangements to which the definition of highly compensated employees under
                  Section 414(q) of the Code is applicable and which are not plans qualified under Section 401(a) or 403(a) of the Code or described in Section 403(b) or 408(k) of the Code) sponsored by the Employer.

                (vi) The term "Separation Year" means:

                        (A) An "Actual Separation Year" which is a Determination
                  Year in which a Former Employee last performed services for the Employer as an Employee prior to becoming a Highly Compensated Former Employee; or

                        (B) A "Deemed  Separation Year" which is a Determination
                  Year prior to the Employee's attainment of the age of fifty-five (55) in which he is an Active Employee and in which his Statutory Compensation is less than fifty percent (50%) of his average annual Statutory Compensation for the three (3) consecutive calendar years preceding the Determination Year during which his Statutory Compensation was the highest (or the total period of the Employee's service with the Employer if less). A Deemed Separation Year is relevant for purposes of determining whether an Employee is a Highly Compensated Former Employee after he has an Actual Separation Year, but is not relevant for purposes of identifying him as an Active or Former Employee.

        1.26(d)     For purposes hereof:

                 (i) The Adjustment Factor for a Determination Year or a Look-Back Year shall be applied on the basis of the calendar year in which such Determination Year or Look-Back Year begins.

                (ii) The Administrator may adopt any rounding or tie-breaking rules it desires in making relevant determinations so long as such rules are reasonable, non-discriminatory and uniformly and consistently applied.

               (iii) An Employee is a member of the twenty percent (20%) top-paid group for a year if he is one of the top twenty percent (20%) of Active Employees for the year when ranked on the basis of descending Statutory Compensation for such year (whether or not the Employee in question is excluded in determining the number of Employees in the twenty percent (20%) top-paid group). For this purpose, if bargaining unit Employees are not taken into account in determining the number of Employees in the twenty percent (20%) top-paid group pursuant to clause
        (iv)(E) of this subparagraph, they also shall not be taken into account in determining other Employees who are in twenty percent (20%) top-paid group.

                (iv) For purposes of determining the number of persons in the twenty percent (20%) top-paid group and the number of persons who may be considered officers for a year, the following rules shall apply:

                        (A) The number of Employees who are in the twenty percent (20%) top-paid group for a year is twenty percent (20%), rounded to the nearest integer, of the total number of Active Employees who are not excluded Employees for such year.

                        (B) The number of Employees  equal to ten percent  (10%)
                  of total Employees for a year is ten percent (10%), rounded to the nearest integer, of the total number of Active Employees who are not excluded Employees for such year.

                        (C) All Former Employees for the year are excluded.

                        (D) Employees who are non-resident aliens and who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer that constitutes income from sources within the United States for the year are excluded.

                        (E) Employees who are in a unit of employees  covered by
                  a collective bargaining agreement between the Employer and employee representatives for the year are excluded if and only if ninety percent (90%) or more of the total Employees for the year are covered by a collective bargaining agreement with the Employer and the Active Participants in the Plan do not include any such bargaining unit Employees.

                        (F) Employees  shall not be excluded on the basis of age
                  or length of prior service.

                 (v) If any Plan Year is a period of less than twelve (12) months, then any dollar amount referred to in this paragraph shall be prorated by multiplying the otherwise applicable dollar amount for such Plan Year by a fraction, the numerator of which is the number of months in such Plan Year and the denominator of which is twelve (12).

4. Paragraph 1.32 of the Plan is amended to read as follows:

        1.32        "Leased Employee":

        1.32(a) An individual who is considered a leased employee of the Employer within the meaning of Section 414(n)(2) of the Code and, to the extent not inconsistent therewith, any person:

                 (i) Who, pursuant to an agreement between the recipient Employer and any other person (the "leasing organization"), has performed services for the recipient Employer or for the recipient Employer and related persons (determined in accordance with Section 414(n)(6) of the Code),

                (ii) Whose services are performed on a substantially full-time basis for a period of at least one year, and

               (iii) For years beginning before January 1, 1997, whose services are of a type historically performed by employees in the business field of the recipient Employer; and for years beginning after December 31, 1996, whose services are performed under the primary control or direction of the recipient Employer.

        1.32(b)   Notwithstanding  the  foregoing,   if  such  leased  employees
constitute less than twenty percent (20%) of the Employer's non-highly compensated work force within the meaning of Section 414(n)(1)(C)(ii) of the Code, individuals otherwise considered to be Leased Employees shall not include those leased employees covered by a plan described in Section 414(n)(5) of the Code (unless otherwise provided by the terms of the Plan) and, to the extent not inconsistent therewith, which:

                 (i)     Is maintained by the leasing organization,

                (ii) Is a money purchase pension plan with a non-integrated employer contribution rate of at least seven and one-half percent
        (7-1/2%) of compensation in the case of services performed before January 1, 1987 or ten percent (10%) of compensation in the case of services performed after December 31, 1986,

               (iii)     Provides full and immediate vesting, and

                (iv) Provides for immediate participation by each employee of the leasing organization (other than employees who perform substantially all their services for the leasing organization or whose compensation from the leasing organization in each of the four (4) Plan Years ending with the Plan Year in question is less than $1,000).

For purposes hereof, "compensation" means compensation as defined in Section 415(c)(3) of the Code, but determined for Plan Years beginning before January 1, 1998, without regard to Sections 125, 402(e)(3) and 402(h)(1)(B) of the Code and without regard to employer contributions made pursuant to salary reduction agreements under Section 403(b) of the Code.

        1.32(c) Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to service performed for the recipient Employer or related persons (determined in accordance with Section 414(n)(6) of the Code) shall be treated as provided by the recipient Employer.

5. Paragraph 1.45 of the Plan is amended, effective for Plan Years beginning on or after January 1, 1998, to read as follows:

        1.45        "Statutory Compensation":

         1.45(a) For Plan Years beginning before January 1, 1998, an Employee's Total Compensation plus employee elective salary reduction or similar contributions excluded from Total Compensation by reason of Sections 125, 402(e)(3) and 402(h)(1)(B) of the Code and employer contributions made pursuant to salary reduction agreements under Section 403(b) of the Code. Statutory Compensation for a Plan Year (or other applicable computation period) shall be limited by the Compensation Limit for all purposes other than determining Family Members, Highly Compensated Employees and Key Employees.

        1.45(b) For Plan Years beginning on or after January 1, 1998, an Employee's Total Compensation. Statutory Compensation for a Plan Year (or other applicable computation period) shall be limited by the Compensation Limit for all purposes other than determining Highly Compensated Employees and Key Employees.

6. Paragraph 1.48 of the Plan is amended, effective for Plan Years beginning on or after January 1, 1998, to read as follows:

        1.48        "Total Compensation":

        1.48(a) For Plan Years (or Limitation Years, as applicable) beginning before January 1, 1998, with respect to a Self-Employed Individual, such individual's Earned Income. Otherwise, the total compensation from the Employer received by or made available to an Employee determined as selected in Option 4(e) of the Adoption Agreement to be either (i), (ii) or (iii):

                 (i) "Wages, Tips and Other Compensation Box on Form W-2". Wages as defined in Section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code. Such compensation must be determined without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2)).

                (ii) "Section 3401(a) Wages". Wages as defined in Section 3401(a) of the Code for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code).

               (iii) "415 Safe Harbor Compensation". Wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursements, or expense allowances under a nonaccountable plan (as described in Treas. Reg. 1.62-2(c)), and excluding the following:

                        (A) Employer contributions to a plan of deferred compensation which are not includible in the employee's gross income for the taxable year in which contributed, or employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the employee, or any distributions from a plan of deferred compensation;

                        (B)   Amounts   realized   from   the   exercise   of  a
                  non-qualified stock option, or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                        (C) Amounts  realized  from the sale,  exchange or other
                  disposition of stock acquired under a qualified stock option; and

                        (D) Other amounts which  received  special tax benefits,
                  or contributions made by the employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in section 403(b) of the Code (whether or not the contributions are actually excludable from the gross income of the Employee).

        1.48(b) For Plan Years (or Limitation Years, as applicable) beginning on or after January 1, 1998, with respect to a Self-Employed Individual, such individual's Earned Income. Otherwise, the total compensation from the Employer received by or made available to an Employee determined as selected in Option 4(e) of the Adoption Agreement to be either (i), (ii) or (iii):

                 (i) "Wages, Tips and Other Compensation Box on Form W-2". Wages as defined in Section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code. Such compensation must be determined without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2)) but including employee elective salary reduction or similar deferral contributions excluded from W-2 compensation by reason of
        Section 125, 402(g)(3) or 457(b) of the Code (and elective deferrals or contributions under any other sections of the Code covered by Section 415(c)(3)(D) of the Code).

                (ii) "Section 3401(a) Wages". Wages as defined in Section 3401(a) of the Code for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code) but including employee elective salary reduction or similar deferral contributions excluded from W-2 compensation by reason of Section 125, 402(g)(3) or 457(b) of the Code (and elective deferrals or contributions under any other sections of the Code covered by Section 415(c)(3)(D) of the Code).

               (iii) "415 Safe Harbor Compensation". Wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursements, or expense allowances under a nonaccountable plan (as described in Treas. Reg. 1.62-2(c)), but including employee elective salary reduction or similar deferral contributions excluded from W-2 compensation by reason of Section 125, 402(g)(3) or 457(b) of the Code (and elective deferrals or contributions under any other sections of the Code covered by Section 415(c)(3)(D) of the Code), and excluding the following:

                        (A) Employer contributions to a plan of deferred compensation which are not includible in the employee's gross income for the taxable year in which contributed, or employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the employee, or any distributions from a plan of deferred compensation;

                        (B)   Amounts   realized   from   the   exercise   of  a
                  non-qualified stock option, or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                        (C) Amounts  realized  from the sale,  exchange or other
                  disposition of stock acquired under a qualified stock option; and

                        (D) Other amounts which  received  special tax benefits,
                  or contributions made by the employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in section 403(b) of the Code (whether or not the contributions are actually excludable from the gross income of the Employee).

7. Subparagraph 4.9(a) of the Plan is amended to read as follows:

        4.9(a) Except where the alternative method under Section 401(k)(12) of the Code of meeting the nondiscrimination requirements of Section 401(k) of the Code is satisfied with respect to the Plan for a Plan Year beginning on or after January 1, 1999, the Pre-Tax Contributions otherwise permitted to be made pursuant to the Plan shall be limited as hereafter provided so that the Average Deferral Percentage for Eligible Participants who are Highly Compensated Employees for a Plan Year (that is, the Tested Plan Year) does not exceed the greater of (i) or (ii) as follows :

                 (i) The "regular limitation" percentage which is equal to one hundred twenty-five percent (125%) of the Average Deferral Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year, or

                (ii) The "alternative limitation" percentage which is equal to the lesser of:

                        (A) Two hundred  percent (200%) of the Average  Deferral
                  Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year, or

                        (B) Two (2) percentage  points over the Average Deferral
                  Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year.

For purposes hereof:

               (iii) The term "Tested Plan Year" means the Plan Year for which the limitation is being applied to the contributions of Eligible Participants who are Highly Compensated Employees.

                (iv) The term "Applicable Plan Year" means:

                        (A) For Plan Years beginning before January 1, 1997, the
                  Tested Plan Year.

                        (B) For Plan  Years  beginning  on or after  January  1,
                  1997, the Plan Year immediately preceding the Tested Plan Year, unless the Plan Sponsor or the Administrator elects in accordance with Section 401(k)(3)(A) of the Code, to use the Tested Plan Year.

Notwithstanding the foregoing, for Plan Years beginning on or after January 1, 1997, if the Tested Plan Year is the first Plan Year of the Plan, then the Average Deferral Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year shall be deemed to be three percent (3%) unless the Plan Sponsor or the Administrator elects in accordance with Section 401(k)(3)(E) of the Code, to use the actual Average Deferral Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the first Plan Year.

8. Clause (viii) of subparagraph 4.9(c) of the Plan is redesignated as clause
   (ix) and the following new clause (viii) of subparagraph 4.9(c) is added as follows:

              (viii) If the Plan  Sponsor or the  Administrator  elects to apply
        Section 410(b)(4)(B) of the Code in determining whether the Plan meets the requirements of Section 410(b) of the Code for a Plan Year, the Plan may exclude altogether the participation of Non-Highly Compensated Employees (but not the participation of Highly Compensated Employees) who have not met the minimum age and service requirements of Section 410(a)(1)(A) of the Code in determining the satisfaction of requirements of subparagraph 4.9(a) and subparagraph 4.11(a).

9. Clause (ii) of subparagraph 4.9(d) of the Plan is amended to read as follows:

                (ii) Among such Participants, the reduction shall be effected by reducing contributions (A) for Plan Years beginning before January 1, 1997, in the order of the highest Deferral Percentages and (B) for Plan Years beginning on or after January 1, 1997, in the order of the highest dollar amounts of Deferral Contributions by or on behalf of each of the Highly Compensated Employees, such that the applicable restrictions of subparagraph 4.9(a) are satisfied; provided, however, that any required reduction for any Eligible Participant will be reduced by his Excess Elective Deferrals returned pursuant to subparagraph 3.4(b). In effecting the needed reduction, if the Deferral Percentage of a Highly Compensated Employee is determined by aggregating his Deferral Contributions with those of his Family Members, then as between the members of the Family Group, the reduction shall be effected pro rata on the basis of the Deferral Contributions made by each member of the Family Group compared to the total Deferral Contributions of all members of the Family Group that are being reduced.

10. The following new subparagraph 4.9(f) is added to the Plan at the end of paragraph 4.9 of the Plan:

        4.9(f) Notwithstanding anything to the contrary in this paragraph, the family aggregation rules in this paragraph (providing for the aggregation of Highly Compensated Employees and Family Members for specified purposes) shall cease to apply with respect to Plan Years beginning on or after January 1, 1997.

11. Subparagraph 4.10(a) of the Plan is amended to read as follows:

        4.10(a) Except where the alternative method under Section 401(m)(11) of the Code of meeting the nondiscrimination requirements of Section 401(m) of the Code is satisfied with respect to the Plan for a Plan Year beginning on or after January 1, 1999, the After-Tax Contributions otherwise permitted to be made under the Plan and the Employer Matching Contributions otherwise allocated to the account of a Participant under the Plan shall be limited as hereafter provided so that the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for a Plan Year (that is, the Tested Plan
Year) does not exceed the greater of (i) or (ii) as follows:

                 (i) The "regular limitation" percentage which is equal to one hundred twenty-five percent (125%) of the Average Contribution Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year, or

                (ii) The "alternative limitation" percentage which is equal to the lesser of:

                        (A) Two hundred percent (200%) of the Average Contribution Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year, or

                        (B) Two (2) percentage points over the Average Contribution Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year.

For purposes hereof:

               (iii) The term "Tested Plan Year" means the Plan Year for which the limitation is being applied to the contributions by or for Eligible Participants who are Highly Compensated Employees.

                (iv) The term "Applicable Plan Year" means:

                        (A) For Plan Years beginning before January 1, 1997, the
                  Tested Plan Year.

                        (B) For Plan  Years  beginning  on or after  January  1,
                  1997, the Plan Year immediately preceding the Tested Plan Year, unless the Plan Sponsor or the Administrator elects in accordance with Section 401(m)(2)(A) of the Code, to use the Tested Plan Year.

Notwithstanding the foregoing, for Plan Years beginning on or after January 1, 1997, if the Tested Plan Year is the first Plan Year of the Plan, then the Average Contribution Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year shall be deemed to be three percent (3%) unless the Plan Sponsor or the Administrator elects in accordance with Section 401(m)(2)(E) of the Code, to use the actual Average Contribution Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the first Plan Year.

12. Clause (viii) of subparagraph 4.10(c) of the Plan is redesignated as clause (ix) and the following new clause (viii) of subparagraph 4.10(c) is added as follows:

              (viii) If the Plan  Sponsor or the  Administrator  elects to apply
        Section 410(b)(4)(B) of the Code in determining whether the Plan meets the requirements of Section 410(b) of the Code for a Plan Year, the Plan may exclude altogether the participation of Non-Highly Compensated Employees (but not the participation of Highly Compensated Employees) who have not met the minimum age and service requirements of Section 410(a)(1)(A) of the Code in determining the satisfaction of requirements of subparagraph 4.10(a) and subparagraph 4.11(a).

13. Clause (ii) of subparagraph 4.10(d) of the Plan is amended to read as follows:

                (ii) Among such Participants, the reduction shall be effected by reducing contributions (A) for Plan Years beginning before January 1, 1997, in the order of the highest Contribution Percentages and (B) for Plan Years beginning on or after January 1, 1997, in the order of the highest dollar amounts of Aggregate Contributions by or on behalf of each of the Highly Compensated Employees, such that the applicable restrictions of subparagraph 4.10(a) are satisfied. In effecting the needed reduction, if the Contribution Percentage of a Highly Compensated Employee is determined by aggregating his Aggregate Contributions with those of his Family Members, then as between the members of the Family Group, the reduction shall be effected pro rata on the basis of the Aggregate Contributions made by each member of the Family Group compared to the total Aggregate Contributions of all members of the Family Group that are being reduced.

14. The following new subparagraph 4.10(f) is added to the Plan at the end of paragraph 4.10 of the Plan:

        4.10(f) Notwithstanding anything to the contrary in this paragraph, the family aggregation rules in this paragraph (providing for the aggregation of Highly Compensated Employees and Family Members for specified purposes) shall cease to apply with respect to Plan Years beginning on or after January 1, 1997.

15. Subparagraph 4.11(a) of the Plan is amended to read as follows:

        4.11(a) Multiple use of the alternative limitations under clause (ii) of subparagraphs 4.9(a) and 4.10(a) of this Appendix is prohibited and is considered to occur if all of the following occur for a Tested Plan Year:

                 (i) One or more Highly Compensated Employees are Eligible Participants for purposes of both paragraph 4.9 and 4.10, and

                (ii) The sum of the Average Deferral Percentages and Average Contribution Percentages of the Highly Compensated Employees who are Eligible Participants exceeds the Multiple Use Limitation Percentage, and

               (iii)     Both:

                        (A) The Average Deferral Percentage of the Highly Compensated Employees who are Eligible Participants for the Tested Plan Year exceeds one hundred twenty-five percent (125%) of the Average Deferral Percentage of the Non-Highly Compensated Employees who are Eligible Participants for the Applicable Plan Year, and

                        (B) The Average  Contribution  Percentage  of the Highly
                  Compensated Employees who are Eligible Participants for the Tested Plan Year exceeds one hundred twenty-five percent
                  (125%) of the Average Contribution Percentage of the Non-Highly Compensated Employees who are Eligible Participants for the Applicable Plan Year.

        Notwithstanding anything to the contrary herein, the prohibition on multiple use of the alternative limitations under clause (ii) of subparagraphs 4.9(a) and 4.10(a) shall apply separately to contributions under an employee stock ownership plan described in Section 409 or 4975(e)(7) of the Code (an "ESOP") (or the portion of a plan which is an ESOP) and contributions under a non-ESOP (or the portion of a plan which is not an ESOP) except as permitted under Section 401(k), 401(m), 409 or 4975 of the Code.

16. The following new paragraph 4.14 is added at the end to the Plan, effective December 12, 1994:

        4.14        Special Rules for Reemployed Veterans.

        4.14(a) Effective December 12, 1994, notwithstanding any other provision of the Plan, the following special rules shall apply in order to provide Make-up Contributions to the Plan on behalf of Reemployed Veterans:

                 (i) Make-up Contributions shall be made to the Plan by the Employer on behalf of a Reemployed Veteran, and allocated to the appropriate account of the affected Participant's Accrued Benefit, in such amount and at such time or times as is required by the USERRA.

                (ii) Make-up Contributions with respect to a Reemployed Veteran shall not be subject to any otherwise applicable contribution limits under Sections 402(g), 402(h), 403(b), 408, 415, or 457 of the Code or any otherwise limit on deductible contributions under Sections 404(a) or 404(h) of the Code as applied with respect to the Plan Year or taxable year, as applicable to the relevant section of the Code, in which the contribution is made. A Make-up Contribution shall not be taken into account in applying the contribution or deductible contribution limits to any other contribution made during the Plan Year or taxable year, as applicable to the relevant section of the Code. Make-up Contributions shall not exceed the aggregate amount of contributions that would have been permitted under the Plan contribution and deductible contribution limits for the Plan Year or taxable year, as applicable to the relevant section of the Code, to which the contribution relates had the Reemployed Veteran continued to be employed by the Employer during the period of his Qualified Military Service.

               (iii) Make-up Contributions shall not be treated as contributions for purposes of determining Top Heavy Contributions required to be made by the Employer for either the Plan Year in which they are made or for the Plan Year to which they relate.

                (iv) Compensation to be used for purposes of determining Make-up Contributions with respect to a period of Qualified Military Service shall mean the Compensation (as otherwise defined in the Plan but based on rate of pay) which the Reemployed Veteran would have received but for his Qualified Military Service. If a Reemployed Veteran's pay is not readily determinable, the Reemployed Veteran's Compensation shall then be his average Compensation for the 12-month period (or actual shorter period of employment) immediately preceding his Qualified Military Service.

                 (v) The following service counting rules shall apply:

                        (A) A Reemployed Veteran shall not be considered to have
                  incurred a Year of Broken Service by reason of his Qualified Military Service.

                        (B) Qualified  Military Service of a Reemployed  Veteran
                  shall be counted as service for vesting and benefit accrual under the Plan.

                (vi) A Reemployed Veteran shall be entitled to Matching Contributions that are contingent on elective deferrals or employee contributions for the period of his Qualified Military Service only if he timely makes those contributions following his return to the Employer's service as provided in this paragraph.

        4.14(b) Notwithstanding any other provision of the Plan, a Reemployed Veteran shall be entitled to make Pre-Tax Contributions and After-Tax Contributions for the period of his Qualified Military Service following his return to the Employer's service as follows:

                 (i) Such contributions must be made during the period which begins on the date of reemployment with the Employer following such Qualified Military Service and is equal to the lesser of (A) three times the Reemployed Veteran's period of Qualified Military Service or (B) five (5) years.

                (ii) The amount of such contributions shall be determined by the Reemployed Veteran but shall not exceed the maximum amount which the Reemployed Veteran could have made during the period of his Qualified Military Service in accordance with the applicable limitations and rules of the Plan as though the Reemployed Veteran had continued to be employed by the Employer and received the Compensation during such period in the amount determined pursuant to this paragraph.

               (iii) The maximum amount of such contributions determined in clause (ii) above shall be reduced by the amount of any such contributions actually made for during the Reemployed Veteran's period of Qualified Military Service.

        4.14(c) For purposes of this paragraph, the following terms have the following meanings:

                 (i) "Make-up Contributions" means the contributions which are required to be made to the Plan for a Reemployed Veteran pursuant to the USERRA and Section 414(u) of the Code. These contributions generally are the contributions by the Employer that would have accrued to the Reemployed Veteran under the Plan, but for his absence due to his Qualified Military Service. Neither the Make-up Contribution obligation nor this paragraph requires that (A) any earnings be credited to the account of a Reemployed Veteran with respect to any Make-up Contribution before such contribution is actually made or (B) the Plan provide for any make-up allocation of any forfeitures that occurred during the period of a Reemployed Veteran's Qualified Military Service.

                (ii) "Qualified Military Service" means any service in the uniformed services (as defined in chapter 43 of title 38, United States
        Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service and to the Employer.

               (iii) "Reemployed Veteran" means a person who is or, but for his Qualified Military Service, would have been a Participant at some time during his Qualified Military Service and who is entitled to the restoration benefits and protections of the USERRA with respect to his Qualified Military Service and the Plan.

                (iv) "USERRA" means the Uniformed Services Employment and Reemployment Rights Act of 1994.

17. Clause (i) of subparagraph 8.1(a) of the Plan is amended, effective for Plan Years beginning on or after January 1, 1998, to read as follows:

                 (i) If the entire non-forfeitable Accrued Benefit of a Participant does not, and did not at the time of any prior payment, exceed $3,500 (or $5,000 for Plan Years beginning after December 31,
        1997), such Accrued Benefit shall be paid to the Participant as soon as possible after his termination of employment with the Employer.

18. Clause (iv) of subparagraph 8.1(a) of the Plan is amended, effective for Plan Years beginning on or after January 1, 1998, to read as follows:

                (iv) Notwithstanding the foregoing, payment shall not commence to be made to a Participant whose non-forfeitable Accrued Benefit exceeds, or at the time of any prior distribution exceeded, $3,500 (or $5,000 for Plan Years beginning after December 31, 1997) before he attains the later of (A) his Normal Retirement Age or (B) the age of sixty-two (62) without his first having filed a written consent to payment with the Administrator.

19. Clause (i) of subparagraph 8.1(b) of the Plan is amended, effective for Plan Years beginning on or after January 1, 1998, to read as follows:

                 (i) If the entire non-forfeitable Accrued Benefit of the Participant does not and did not at the time of any prior distribution exceed $3,500 (or $5,000 for Plan Years beginning after December 31,
        1997), such Accrued Benefit shall be paid to the Beneficiary as soon as practical after the date of the Participant's death.

20. Subparagraph 8.2(a) of the Plan is amended, effective for Plan Years beginning on or after January 1, 1998, to read as follows:

        8.2(a) If such non-forfeitable Accrued Benefit (currently and at the time of all prior distributions) is $3,500 (or $5,000 for Plan Years beginning after December 31, 1997) or less, such Accrued Benefit shall be paid in the form of a Lump Sum Payment (as defined in paragraph 8.4).

21. Subparagraph 8.3(a) of the Plan is amended, effective for Plan Years beginning on or after January 1, 1998, to read as follows:

        8.3(a) If such non-forfeitable Accrued Benefit (currently and at the time of all prior distributions) is $3,500 (or $5,000 for Plan Years beginning after December 31, 1997) or less, such Accrued Benefit shall be paid in the form of a Lump Sum Payment (as defined in paragraph 8.4).

22. Subparagraph 8.5(d) of the Plan is amended to read as follows:

        8.5(d) Notwithstanding the foregoing, if a Participant dies before the April 1 following the calendar year in which he reaches or would reach his Required Beginning Date (as defined in clause (vi) of subparagraph 8.12(g)) and is receiving at the time of his death, Periodic Installments, the amount of any Periodic Installment shall be redetermined to the extent required to satisfy the minimum distribution requirement of Section 401(a)(9) of the Code.

23. Subparagraph 8.7(f) of the Plan is amended to read as follows:

        8.7(f) Notwithstanding the other distribution timing rules herein, such benefit payments may commence less than thirty (30) days after any notice or explanation required by subparagraph 8.7(b) is given, provided that:

                 (i) The Administrator clearly informs the recipient that, where applicable, the recipient has a right to a period of at least thirty
        (30) days after receiving the notice or explanation to consider the decision of whether or not to elect or consent to a distribution (and, if applicable, a particular distribution option),

                (ii) The recipient, after receiving the notice or explanation, affirmatively elects a distribution, and

               (iii) If the distribution is one to which Section 417 of the Code applies, the distribution commences more than seven (7) days after the notice or explanation is given.

24. Clause (vi) of subparagraph 8.12(g) of the Plan is amended to read as follows:

                (vi) "Required Beginning Date" shall mean in the case of a Participant, the first day of April of the calendar year following the calendar year in which occurs the later of the following applicable event (the "Required Beginning Event"):

                        (A) The date the Participant attains the age seventy and one-half (70-1/2), or

                        (B) Effective January 1, 1997 if the Participant's non-forfeitable Accrued Benefit is not in pay status on December 31, 1996 and the Participant is not a 5-Percent Owner, the date the Participant retires from the service of the Employer or otherwise ceases to be employed by the Employer.

        As an alternative to the foregoing, a Participant who is not a 5-Percent Owner and who reaches age seventy and one-half (70-1/2) while employed by the Employer and on or before December 31, 1998 may elect to begin to receive his non-forfeitable Accrued Benefit at any time after he attains the age of seventy and one-half (70-1/2) and at or before the April 1 of the calendar year following the calendar year in which he attains the age of seventy and one-half (70-1/2). The non-forfeitable Accrued Benefit of a Participant for each Plan Year after his Accrued Benefit commences pursuant to this clause shall commence to be paid as soon as possible after each such Plan Year.

        Once distributions have begun to a 5-Percent Owner under this section, they must continue to be distributed, even if the Participant ceases to be a 5-Percent Owner in a subsequent year. Further, provided, the Required Beginning Date of a Participant who is not a 5-Percent Owner who attains age 70 1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

25. The following new paragraph 9.12 is added to the Plan at the end of ARTICLE IX, effective December 12, 1994:

        9.12 Effective, December 12, 1994, notwithstanding any other provision of the Plan, if a loan repayment obligation is suspended for any part of a Participant's service in the uniformed services of the United States (as defined in chapter 43 of title 38, United States Code), whether or not Qualified Military Service (as defined in paragraph 4.14), such suspension shall not be taken into account for purposes of Sections 72(p), 401(a) or 4975(d)(1) of the Code and, if the Administrator permits, for purposes of the loan term and similar rules of the Plan.

26. Paragraph A-1.6 of Appendix A to the Plan is redesignated as paragraph A-1.8 and the following paragraphs A-1.6 and A-1.7 are added, effective August 4, 1993 in the case of paragraph A-1.6 and December 12, 1994 in the case of paragraph A-1.7:

        A-1.6 Absences for Leave under the Family and Medical Leave Act. Solely for purposes of determining whether an Employee is credited with a Year of Broken Service (but only when Years of Broken Service are determined on the basis of Hours of Service) for purposes of determining his eligibility to participate in the Plan or his vested interest in his Accrued Benefit, if the Employee is absent from work with the Employer for any period after August 4, 1993 for family or medical leave required to be granted under the Family and Medical Leave Act, then the Employee shall be credited with that number of Hours of Service which would normally have been credited to the Employee during such absence but for such absence or, if the Employee's otherwise credited Hours of Service cannot be readily determined, with eight (8) Hours of Service per day of such absence, except that the total number of Hours of Service so credited shall not exceed that number needed to avoid incurring a Year of Broken Service. Such Hours of Service shall be credited for the applicable year(s) in which the absence from work occurs. Notwithstanding the foregoing, no credit for Hours of Service shall be given under this subparagraph unless the Employee complies with the leave procedures required under the Employer's leave policies and the Family and Medical Leave Act.

        A-1.7 Qualified Military Service. Effective December 12, 1994, service shall be granted for periods of Qualified Military Service as provided in paragraph 4.14 of the Plan. Unless otherwise required under Section 414(u) of the Code or USERRA, the affected Employee shall be credited with that number of Hours of Service which would normally have been credited to the Employee during such absence but for such absence or, if the Employee's otherwise credited Hours of Service cannot be readily determined, with eight (8) Hours of Service per day of such absence. Such Hours of Service shall be credited for the applicable year(s) in which the Qualified Military Service occurs. Notwithstanding the foregoing, no credit for Hours of Service shall be given under this subparagraph unless the Employee complies with the any notice and restoration right procedures required, or permitted to be required and adopted by the Employer, under Section 414(u) of the Code or USERRA.

27. The following sentence is added at the end of subparagraph C-1.3(h) of Appendix C to the Plan, effective January 1, 2000:

Notwithstanding anything to the contrary in this paragraph, the limitations provision of this subparagraph shall not apply with respect to Plan Years beginning on or after January 1, 2000.

28. Subparagraph C-1.4(c) of Appendix C to the Plan is amended to read as follows:

        C-1.4(c) "Defined Contribution Dollar Limitation": The dollar limitation set forth in Section 415(c)(1)(A) of the Code, which as of January 1, 1995 is $30,000, as adjusted from time to time by the Adjustment Factor as provided in clause (i) of subparagraph 4.3(b) of the Plan

        This Second Amendment is adopted by the Board of Directors of the Benefits Corporation on this 20th day of June , 1998. Employers adopting the Plan shall be notified of this amendment in writing, and a copy of this amendment shall be provided to each.

                                   VIRGINIA BANKERS ASSOCIATION
                                   BENEFITS CORPORATION


                                   By: /s/ Roxanne H. Sheppard   (SEAL)
                                       --------------------------
                                   Its Chief Administrative Officer
                                       ----------------------------